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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): APRIL 7, 2005

                             NEWPARK RESOURCES, INC.
             (Exact name of registrant as specified in its charter)


           DELAWARE                       1-2960                 72-1123385
(State or other jurisdiction           (Commission             (IRS  Employer
      of incorporation)                File Number)          Identification No.)


    3850 NORTH CAUSEWAY, SUITE 1770
         METAIRIE, LOUISIANA                                        70002
(Address of principal executive offices)                          (Zip Code)


       Registrant's telephone number, including area code: (504) 838-8222
       ------------------------------------------------------------------
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13a-4(c))




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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         (a) Base Salaries. On April 7, 2005, the Compensation Committee (the "Committee") of Newpark Resources, Inc. ("Newpark" or the "Company"), approved the annual base salaries (effective as of January 1, 2005) of the executive officers of the Company, after a review of performance and competitive market data. The following table sets forth the base salary levels of the executive officers for 2004 and 2005.

Name and Position                                    Year            Base Salary
-----------------                                    ----            -----------

James D. Cole, Chief Executive Officer               2005            $320,000
                                                     2004            $320,000

Wm. Thomas Ballantine, President and                 2005            $275,000
Chief Operating Officer                              2004            $260,000

Matthew W. Hardey, Vice President of                 2005            $215,000
Finance and Chief Financial Officer                  2004            $200,000

         (b) Cash Bonuses. On April 7, 2005, the Committee determined that no bonuses are payable to the executive officers under the Company's 2003 Executive Incentive Compensation Plan (the "Cash Plan") for the year ended December 31, 2004. Bonuses can be earned under the Plan based on the satisfaction of individual and company performance goals, which may vary from participant to participant and may include a discretionary component. Also on March 22, 2005, the Committee set the performance goals under the Cash Plan for the participants for 2005. The performance goals for 2005 for the named executive officers are based upon achievement of target levels for return on average equity, cash flow return on assets, and earnings per share.

         (c) Performance Share Awards. On April 7, 2005, the Committee made annual deferred stock awards to the participants, including the named executives, for 2005 under the 2003 Long Term Incentive Plan (the "Stock Plan"). This is the third annual award under the Stock Plan, which was approved by Newpark's stockholders on June 11, 2003. Awards under the Stock Plan vest and become payable in common stock of Newpark upon attainment of pre-set performance goals over a three-year period. The performance goals established by the Committee for the first three annual awards are (i) Newpark's annualized total stockholder return compared to that of its peers in the PHLX Oil Service Sector(TM) ("OSX"(TM)) and (ii) Newpark's average return on equity over the three-year period.



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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           NEWPARK RESOURCES, INC.


Dated: April 8, 2005                       By: /s/ Matthew W. Hardey
                                               ---------------------------------
                                               Matthew W. Hardey, Vice President
                                               and Chief Financial Officer